Exhibit 10.6

AMENDED AND RESTATED LOAN NOTE

$9,000,000	May 26, 2010

Hartford, Connecticut

This Amended and Restated Loan Note (the “Note”) amends, restates and supersedes in its entirety, the Revolving Loan Note, made by Savings Bank of Maine Bancorp (“Bancorp”) to Bankers’ Bank Northeast (“Lender”), dated September 16, 2008. The undersigned SBM Financial, Inc., a Maryland corporation (“Borrower”) is the successor by merger to BANCORP. Borrower owns all of the issued and outstanding stock of Savings Bank of Maine (“Bank”).

For value received, the Borrower promises to pay to the order of BANKERS’ BANK NORTHEAST (the “Lender”), at its office at 300 Winding Brook Drive, Glastonbury, Connecticut 06033, or at such other place as Lender may designate, the principal amount of NINE MILLION DOLLARS ($9,000,000), together with interest at the rate or rates set forth below on the unpaid balance of this Note, which interest shall be computed monthly in arrears on the basis of a 360-day year and actual days elapsed, and together with all reasonable costs and expenses, including attorneys’ fees, incurred in the collection of this Note, or to enforce the Amended and Restated Loan and Pledge Agreement, of even date herewith, between the Borrower and the Lender (the “Amended and Restated Loan Agreement”).

This Note is issued pursuant to the Amended and Restated Loan Agreement, the terms of which are incorporated herein by reference.

Interest shall accrue on the unpaid balance of this Note, beginning as of the date hereof, at the rate of five percent (5%) per annum.

Interest on the outstanding principal amount of this Note shall be paid in arrears beginning on September 1, 2010 and continuing on the first day of each March 1st, June 1st, September 1st, and December 1st thereafter, until the principal balance with accrued interest thereon is paid in full. The first eight (8) quarterly interest payments shall be made from an interest reserve account in the amount of $900,000 established with Lender by Borrower on the date hereof, provided that such account is covered by FDIC insurance.

Principal of this Note shall be payable as follows: (a) three (3) annual installments of Five Hundred Thousand Dollars ($500,000) each shall be payable on May 1, 2014, May 1, 2015 and May 1, 2016 and (b) one final payment of $7,500,000 of principal shall be payable on May 1, 2017 (“Maturity Date”).

The above payments of principal and interest to be made by Borrower to Lender shall have priority over any other obligations of Borrower due and owing at the time the above payments of principal and interest are due and payable.

Notwithstanding the foregoing, Lender acknowledges that the only sources of funds that Borrower has for payment of interest on, and principal of, this Note (other than the interest reserve account) are available cash of the Borrower (“Available Funds”) and dividend distributions payable by the Bank to Borrower. Lender agrees that if on any interest or principal payment date, except the Maturity Date, Available Funds together with any dividend distributions payable at that date are insufficient to satisfy the payment (before payment of any other obligations) and, despite Borrower’s best efforts to the contrary, any regulator of the Bank, such as the Office of Thrift Supervision or any successor federal regulatory agency with jurisdiction over the Borrower, forbids or restricts the payment of such distributions so that Borrower does not have sufficient funds to make all or part of the interest and principal payment due to Lender on that date the Borrower shall not be required to pay the interest or principal amount due on that date to the extent it does not have sufficient funds (the unpaid amount is referred to herein as the “Shortfall Amount”). The Shortfall Amount shall be deferred until the next subsequent interest or principal payment date when sufficient funds are available to cover the Shortfall Amount or to the Maturity Date. Interest shall continue to accrue and be payable on any such deferred Shortfall Amounts which constitute principal. No interest shall accrue on the interest component of Shortfall Amounts. Notwithstanding the above, in the interest of clarity, should the Borrower have Available Funds together with any dividend distributions payable on any interest or principal payment date and pay other creditors of Borrower so as to result in a Shortfall Amount, such action will constitute an Event of Default under and as defined in the Amended and Restated Loan Agreement.

The Borrower may prepay this Note in whole or in part at any time without penalty or premium. Any prepayments shall be applied to the unpaid principal of this Note in the inverse order of maturity, and shall not affect Borrower’s obligation to pay the regular installments required hereunder until the entire indebtedness has been paid.

All payments under this Note shall be applied first to costs and expenses, then to interest, then to principal.

Upon the occurrence and during the continuance of: (i) an Event of Default under and as defined in the Amended and Restated Loan Agreement, (ii) the sale of all or substantially all of the assets or stock, or majority control, of either the Borrower or Bank to a third party, or (iii) the substantial liquidation by Borrower’s Yorkshire Management Group (as defined in the Amended and Restated Loan Agreement) of its equity interest in Borrower, the Lender shall have the right to declare the entire indebtedness, with accrued interest thereon, due under this Note, immediately due and payable upon written notice to Borrower.

Within ninety (90) days of the completion of an Initial Public Offering (“IPO”) or Private Placement (“PP”) of Borrower, Borrower shall commence making annual principal payments in the amount of $500,000 to Lender, which payments shall be in addition to any payments of principal and/or interest due to Lender under this Note. Additionally, twenty percent (20%) of the net proceeds of the IPO or PP received by Borrower or Borrower’s management for the sale of its/their stock of Borrower shall be paid immediately to Lender against any outstanding principal remaining under the Note, which payment shall be in addition to any payments of principal and/or interest due to Lender under this Note.

No delay or omission by Lender in exercising any right hereunder, nor failure by Lender to insist upon the strict performance of any terms herein, shall operate as a waiver of such right, any other right hereunder, or any terms herein. No waiver of any right shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be constituted as a bar to, or waiver of, any such right on any future occasion.

THIS NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN HARTFORD, CONNECTICUT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE CONNECTICUT SUPERIOR COURT FOR THE JUDICIAL DISTRICT OF HARTFORD, OR, AT LENDER’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF CONNECTICUT, HARTFORD DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWERS ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS NOTE TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS NOTE; AND (ii) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER’S ENTERING INTO THE AMENDED AND RESTATED LOAN AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS

AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

SBM FINANCIAL, INC.

By:	/s/ John W. Everets
	Name:	John W. Everets
	Its:	Chairman and Chief Executive Officer